UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2025

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 30, 2025, Global Water Resources, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified on the signature pages thereto (collectively, the “Purchasers”) for the issuance and sale by the Company of an aggregate of 1,270,572 shares of the Company’s common stock (the “Shares”) to the Purchasers in an offering (the “Private Placement”) exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of the Purchasers is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
The Purchasers included, among others, Levine Investments Limited Partnership (“LILP”) and Andrew M. Cohn. The general partner of LILP is Keim Inc. (“Keim”). Jonathan L. Levine, a member of the Company’s board of directors, is a limited partner of LILP, owns 50% of the voting shares of Keim and is a director and President of Keim. Mr. Levine is also a significant stockholder (through LILP) of the Company. Mr. Cohn, a member of the Company’s board of directors, is the Director of Real Estate for LILP and a significant stockholder of the Company. LILP, Mr. Levine and Mr. Cohn are parties to that certain standstill agreement previously entered into with the Company on March 19, 2021, as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 24, 2021.
Pursuant to the Securities Purchase Agreement, the Purchasers purchased the Shares at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the Company’s common stock) of $10.30 per share, which was equal to the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Securities Purchase Agreement, for an aggregate purchase price of approximately $13.1 million. The Securities Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement.
The foregoing description of the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 30, 2025, by and among Global Water Resources, Inc. and the purchasers party thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: October 6, 2025	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer